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                                                                   EXHIBIT 23.11

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-4 dated as of June 2, 1998 (the "Registration Statement") of Sun Healthcare Group, Inc. of our report dated October 9, 1997 relating to the financial statements of Contour Medical, Inc. and Subsidiaries which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in the Registration Statement.



                                        /s/ CHERRY, BEKAERT & HOLLAND, L.L.P.
                                        ----------------------------------------
                                        CHERRY, BEKAERT & HOLLAND, L.L.P.

Greensboro, North Carolina
May 29, 1998